3rd Quarter 2021 Results Investor Presentation Exhibit 99.2

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; the potential impact of the phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Operating Strength Diversification Historically top quartile return on assets (> 1.50% ROA for last three years) Focus on expense control and improved operating efficiency Strong liquidity and continued funding opportunities Culture of disciplined banking Summary Experienced executive team with an average of 27 years banking experience in our market area Largest publicly traded bank headquartered in Atlanta, Georgia Premier Southeastern markets with attractive core deposit base Skills and leadership to continue to grow organically Capital levels to support opportunistic transactions Geographic diversification Diversified loan portfolio across product lines CRE concentrations are moderate Conservative credit culture with low levels of NPAs 2

3rd Quarter 2021 Financial Results

Earnings Summary 4 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

3Q 2021 Operating Highlights 5 Net income of $81.7 million, or $1.17 per diluted share Adjusted net income(1) of $83.9 million, or $1.20 per diluted share Organic loan growth of $43.7 million, or 1% annualized (and $251.3 million, or 7.0% annualized, exclusive of PPP loans), during 3Q21 Adjusted efficiency ratio(1) of 56.56%, compared with 54.07% in 2Q21 Adjusted ROA(1) of 1.51%, compared with 1.63% in 2Q21 Adjusted ROTCE(1) of 17.65%, compared with 19.46% in 2Q21 Net interest margin of 3.22%, compared with 3.34% in 2Q21; decrease is mostly attributable to an increase in excess liquidity held on the balance sheet TBV (1) increased $1.01 per share to $27.46 per share, compared with $26.45 at the end of 2Q21 Non-performing assets were stable at 0.32% of total assets, consistent with June 30, 2021 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

3Q21 YTD Operating Highlights 6 Net income of $295.0 million, or $4.23 per diluted share Adjusted net income(1) of $287.2 million, or $4.12 per diluted share Adjusted efficiency ratio(1) of 55.05%, compared with 52.00% for YTD 2020 Adjusted ROA(1) of 1.79%, compared with 1.39% for YTD 2020 Adjusted ROTCE(1) of 21.38%, compared with 17.84% for YTD 2020 Net interest margin of 3.37%, compared with 3.72% for YTD 2020; decrease attributable to excess liquidity held on the balance sheet YTD 2021 Organic loan growth of $343.6 million, or 3.2% annualized (and $890.8 million, or 8.7%, exclusive of PPP loans),YTD 2021 Non-performing assets decreased 16 basis points to 0.32% of total assets, compared with 0.48% at December 31, 2020 Improvement in deposit mix such that noninterest-bearing deposits represent 40.44% of total deposits, up from 36.27% at 4Q20 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Operating Highlights 7 Considered a Non-GAAP measure – See reconciliation of GAAP to Non-GAAP measures in Appendix Growth rates are annualized for the applicable periods

Net Interest Margin 8 Average earning assets up $496.9 million, while spread income decreased $194,000 compared with 2Q21 Margin down 12bps from 2Q21: 8bps due to growth in excess liquidity 3bps from $2 million decline in PPP income ($8.6 million in 3Q21 compared with $10.7 million in 2Q21) 3bps from decrease in accretion income Offset by 2bps improvement in funding costs Growth in noninterest bearing deposits during the first quarter such that noninterest bearing deposits are over 40% of total deposits at quarter end Excluding accretion and PPP income, net interest income increased $3.4 million in 3Q21 compared to 2Q21: Excludes the impact of excess liquidity (average interest-bearing cash balances above $500 million) Spread Income and Margin:

Noninterest Income 9 Noninterest Income Mortgage banking Revenue decreased $13.8 million, or 19.6%, in 3Q21 compared with 2Q21 Production decreased $335.3 million, or 14.0%, over the same period Gain on sale margin increased to 3.17% in 3Q21 compared with 2.77% in 2Q21 SBA Gain on sale of loans decreased 28.9% in 3Q21 compared with 2Q21 due to a decrease in volume of loans sold Other noninterest income Increase in BOLI income of $217,000 compared with 2Q21 Increase in securities gains of $529,000 related to the sale of one security Noninterest Income Highlights: Noninterest Income Trends

Expenses Adjusted Operating Expenses and Efficiency Ratio(1) OPEX Highlights: 10 Total adjusted operating expenses decreased $120,000 in 3Q21 compared with 2Q21 Increase of $3.6 million in 3Q21 Banking division operating expenses primarily due to: $2.2 million increase in salaries and employee benefits primarily related to a decrease in deferred origination costs and increased stock-based compensation resulting from expected performance levels $739,000 increase in advertising and marketing expenses $493,000 increase in leasehold depreciation resulting from accelerated exit of a leased location for efficiency Lines of business operating expenses decreased $3.8 million primarily due to variable costs (primarily commissions and incentives) driven by decreased mortgage production partially offset by certain mortgage expenses in Q3 that are not expect to be recurring Continue to drive expense control behaviors throughout the Company to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Retail Mortgage Division Details 11 Rationalization and Stabilization of Mortgage Operations: Retail mortgage originations represents 17% of the Company’s adjusted pre-provision, pre-tax income for 3Q21, down from 49% this time last year Approximately 80% of costs are variable costs relative to production: 14% reduction in production from 2Q21 to 3Q21 coincides with 8% reduction in noninterest expense over the same time period Gain on sale margins returned to normalized levels in 2021 the reduction compared with 3Q20 does not impact variable costs full impact of gain on sale contraction was absorbed in 3Q21 and 2Q21 efficiency ratios Purchase % is returning closer to normal levels Historically ran 85-90% purchase activity Two most recent quarters are 62% and 61% as refi boom is slowing, compared with 48% this time last year Consistent purchase business due to strong core relationships with builders and realtors

Balance Sheet Trends 12

Capital and TBV Consistent Growth in TBV Steady Capital Levels Support Growth Rate 13 Management remains focused on growth in TBV TBV increased $1.01 per share in 3Q21: $1.02 from retained earnings ($0.01) from all other items including stock compensation, share repurchases and OCI TBV increased $5.00 per share, or 22.3%, compared with 3Q20 TCE / TA at quarter end of 8.88%, up from 8.83% at the end of 2Q21 primarily due to retained earnings PPP loans impacted TCE/TA by 12bps at quarter end; Excess liquidity impacted TCE/TA by 144bps at quarter end Proforma TCE/TA excluding PPP and excess liquidity of 10.48% 3Q21 Adjusted ROTCE of 17.65% 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Loan Diversification and Credit Quality

Diversified Loan Portfolio 3Q21 Loan Portfolio 15 Loan portfolio is well diversified across loan types & geographies C&I loans represent third-largest category of loans PPP loans totaled $280.4 million at 3Q21, which added ~2% to this category Average loan size is $110.3 thousand across all loan types Loan growth for 3Q21 was 0.3%. Annualized, loan growth was 1.2% CRE and C&D concentrations are 253% and 61%, respectively, at 3Q21 Participations purchased remain < 1% of loans

Loan Growth 3Q21 Loan Balance Changes 16 3Q21 net loan growth was $43.7 million, even as PPP loan forgiveness ($207.5 million) and Indirect amortization ($72.3 million) produced headwinds to growth. Net of PPP, loan growth was $251.3 million, or 7.0% annualized. Growth was primarily driven by Investor CRE and Residential Mortgages. Almost 40% ($136.0 million) of CRE growth was attributable to a change from the Construction category (C&D) as projects were completed during the quarter.

Allowance for Loan Losses 17 The ALL totaled $171.2 million at 3Q21, a net decrease of $3.9 million, or 2% from 2Q21 The reserve for unfunded commitments totaled $16.8 million, a decrease of $5.5 million, or 25% from 2Q21 During 3Q21, we reversed $9.7 million of previously-recorded provision expense, primarily the result of lower specific reserves on individually-evaluated loans and stabilizing forecast models The 3Q21 ALL equated to 1.15% of total loans and 1.18%, net of PPP loans. The ACL totaled $188.0 million, or 1.01% of total loans + unfunded commitments 3Q21 CECL Reserve

18 COVID-19 Response 3Q21 COVID-related Payment Extensions As a % of Portfolio Volume Active COVID deferrals totaled $90.7 million, or 0.6% of Total Loans The largest remaining category of active deferrals is SFR Mortgages at $51.0 million, or 56% of the total SBA’s Paycheck Protection Program – 4,251 total customers with balances totaling $280.4 million, excluding unearned fees During 3Q21, we received $216.3 million in forgiveness proceeds on existing PPP loans and extended $1.3 million in new loans under PPP2 Of the total PPP loans, 3,826 loans (90% of total) for $120.6 million were < $150,000, which is currently the SBA’s threshold for the streamlined forgiveness process

NPA / Charge-Off Trend 19 Non-Performing Assets (“NPAs”) increased $0.3 million, to $71.1 million at 3Q21, primarily as a result of: $2.6 million increase in 90+ past due loans Continued success with OREO sales, resulting in a net reduction of $1.3 million As a percentage of Total Assets, Total NPAs were stable at 0.32% Net Charge-Offs (“NCOs”) totaled ($127,000) in 3Q21, which equated to an annualized NCO ratio of 0.00% for the quarter and 0.06% YTD Decreasing Non-Performing Assets Low Net Charge-Offs

Problem Loan Trends 20 Total Classified Loans decreased $27.4 million, primarily the result of improved financial performance and lower deferrals in the hotel sector. Criticized Loans (Special Mention + Classified) decreased $40.4 million Non-Performing Loans increased $1.6 million to $66.4 million, primarily as a result of higher 90+ past due loans

Hotel Exposure 21 Hotel exposure totaled $463.0 million at 3Q21, a reduction of $54.3 million from 2Q21. Hotel loans represented 3.1% of Total Loans. Approximately 14% of total committed exposure was guaranteed by US Government Agencies (SBA or USDA) Top-Tier brands represent > 80% of exposure. All National brands totaled > 93% of committed balances. Approximately 79% of exposure was located within the Bank’s primary MSAs Approximately $49.3 million in loans are on the Bank’s watch list due to continued weakness in the sector, which represents a decrease of $37.9 million from 2Q21. Only $4.9 million remained under a COVID-related deferral The portion of the ALL attributable to the hotel portfolio totaled $18.2 million, or 3.9% of the outstanding balance

Investor CRE Loans 22 Approximately 94% of CRE loans are concentrated within our five-state footprint, primarily in the Bank’s primary MSAs of Atlanta, Jacksonville, Orlando, Charleston, Tampa and Greenville

Commercial Real Estate Production 3Q21 Commercial Real Estate Production Summary: 23 3Q21 Construction and Development Loan Production Summary: 3Q21 production of C&D and CRE loans - $1.21 billion in total committed exposure Residential Real Estate Construction: Spec/model to pre-sold ratio of 0.5:1 Total spec loans at low average loan size of $290.1 thousand Investor CRE 3Q21 production: Production totaled $804.5 million Weighted Average 1.72:1 debt service coverage Weighted Average 63.0% loan/value Summary of CRE Production by Collateral State-

Appendix

25 Reconciliation of GAAP to Non-GAAP Measures

26 Reconciliation of GAAP to Non-GAAP Measures

27 Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights September 30, 2021